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                                                                   EXHIBIT 10.14

                    ASSET MANAGEMENT AND CONSULTING AGREEMENT

         This ASSET MANAGEMENT AND CONSULTING AGREEMENT (this "Agreement"), is entered into as of May 15, 2003 (the "Effective Date"), by and between Remington Hospitality, Inc., a Texas corporation ("Manager"), and Ashford Financial Corporation, a Texas corporation ("Consultant").

                                    RECITALS

         A. Reference is hereby made to those certain hotel management agreements (collectively, the "Management Agreements" or singularly, a "Management Agreement"), described on EXHIBIT A attached hereto, and covering those respective hotel properties more particularly described in each Management Agreement and on EXHIBIT A attached hereto (collectively, the "Properties" or singularly, a "Property").

         B. Manager desires to engage Consultant, pursuant to the terms and conditions of this Agreement, to provide to Manager certain business and financial advice, asset management, consultation, information and services, as more particularly described and set forth on EXHIBIT B attached hereto (the "Services"), in connection with the Properties, the obligations of Manager under the Management Agreements, and otherwise.

         NOW THEREFORE, in consideration of the covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and Consultant, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   ENGAGEMENT

         SECTION 1.1 CONSULTANT'S ENGAGEMENT. Subject to the terms and conditions of this Agreement, Manager hereby engages and retains Consultant on a non-exclusive basis as an independent contractor to perform the Services, and Consultant hereby agrees to accept and undertake such engagement, and to perform the Services.

         SECTION 1.2 TERM OF ENGAGEMENT. The term (the "Term") of this Agreement shall commence on the Effective Date and shall continue thereafter until all of the Management Agreements have expired (including all extension periods contained therein, if any) or been terminated, unless this Agreement is otherwise sooner terminated as provided herein.

         SECTION 1.3 SCOPE OF AGREEMENT. During the Term of this Agreement, Consultant shall provide its expertise and undertake the performance of the Services as requested by Manager from time to time. Manager is not required to follow the advice rendered by Consultant. Notwithstanding the foregoing, it is expressly acknowledged and agreed that Consultant shall have no responsibility for the employment, supervision, training, compensation, promotion or discharge of any employees of Manager, and no employee hired for or with respect to the Properties shall be or shall be deemed to be an employee of Consultant.


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                                   ARTICLE II
                             DEFAULT AND TERMINATION

         SECTION 2.1 EVENTS OF DEFAULT. The following shall constitute events of default (each an "Event of Default"):

         (a) The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Manager or Consultant;

         (b) The consent to any involuntary petition in bankruptcy or the failure to vacate within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Manager or Consultant;

         (c) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager or Consultant as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree continues unstayed and in effect for any period of ninety (90) days or more;

         (d) The appointment of a receiver for all or any substantial portion of the property of Manager or Consultant;

         (e) The failure of Manager or Consultant to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice of said failure; provided, however, if such default cannot be cured within such thirty (30) day period and Manager or Consultant, as the case may be, commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended so long as it shall require Manager or Consultant, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or

         (f) The failure of Manager to make any payment required to be made in accordance with the terms of this Agreement within ten (10) days after receipt of notice from Consultant specifying said default with reasonable specificity, when such payment is due and payable.

         SECTION 2.2 CONSEQUENCE OF DEFAULT. Upon the occurrence of an Event of Default, the non-defaulting party may give the defaulting party written notice of intention to terminate this Agreement (after the expiration of any applicable grace or cure period provided in Section 2.1 above), and upon the expiration of thirty (30) days from the date of such notice, this Agreement shall terminate (the "Termination Date") and the non-defaulting party shall be entitled to exercise any rights and remedies, at law or in equity, under this Agreement or under applicable law. In the event this Agreement is terminated, then Consultant shall also be entitled to receive any and all amounts due Consultant under this Agreement through and, except for expense reimbursements, prorated to the Termination Date. Any indemnification obligations contained herein shall survive any termination of this Agreement.



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                                  ARTICLE III
                                  UNDERTAKINGS

         SECTION 3.1 MANAGER. During the Term of this Agreement, Manager shall make available to Consultant for its periodic review and inspection, access to the Properties, as well as such information as may be reasonably necessary for Consultant to perform its Services, such as the related operating statements, books, records, personnel (subject to the restrictions provided in Section 6.2 below), and such additional information, as may be deemed necessary by Manager, in its sole discretion.

         SECTION 3.2 CONSULTANT. During the Term of this Agreement, Consultant shall perform the Services reasonably requested by Manager in a commercially professional manner.

                                   ARTICLE IV
                                  COMPENSATION

         SECTION 4.1 CONSULTING FEE. As compensation for all Services rendered pursuant to this Agreement, Manager shall pay Consultant a consulting fee (the "Consulting Fee"), equal to TWENTY-FIVE AND 765/100 PERCENT (25.765%) of the Total Management Fee (defined below) payable to Manager. The Consulting Fee shall be payable by Manager to Consultant monthly within ten (10) days after the close of each calendar month, beginning June 10, 2003, which fee shall be pro-rated for any partial month during the Term. The term "Total Management Fee" means the total of the base and incentive fees payable to Manager under the terms of each Management Agreement in effect during the Term of this Agreement, as calculated pursuant to a statement prepared by Manager and submitted to Consultant together with each monthly Consulting Fee, setting forth in reasonable detail the management and incentive fees paid to Manager under each Management Agreement subject of this Agreement.

         SECTION 4.2 ADVANCES TO CONSULTANT. If, upon termination of this Agreement, money has been advanced to Consultant by Manager, whether for Expenses, future Consulting Fees or otherwise, the advances shall immediately be returned and paid to Manager. Manager shall have the right to offset any of the advances against any Consulting Fees or Expenses earned by and payable to Consultant through the date of termination of this Agreement.

         SECTION 4.3 INDEPENDENT CONTRACTOR. Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture or agency relationship between Consultant and Manager. Consultant shall perform the Services hereunder only as an independent contractor. The parties hereto acknowledge and agree that under no circumstances shall Consultant or its employees, agents or representatives be construed to be employees of Manager, nor shall the employee, agents or representatives of Manager be construed to be employees of Consultant by virtue of this Agreement or the Services performed hereunder. The parties hereto acknowledge that Consultant has and will continue to have various business activities and will perform services in the hospitality industry other than and in addition to those set forth in this Agreement.



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                                   ARTICLE V
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 5.1 MANAGER. Manager, in order to induce Consultant to enter into this Agreement, hereby warrants, represents and covenants to Consultant as follows:

         (a) The execution of this Agreement is permitted by the Articles of Incorporation and Bylaws of Manager and this Agreement has been duly authorized, executed and delivered on behalf of Manager and constitutes the legal, valid and binding obligation of Manager enforceable in accordance with the terms hereof.

         (b) There is no claim, litigation, proceeding or governmental investigation pending, or, to the best knowledge and belief of Manager, threatened against or relating to Manager or the Properties which does, or may reasonably be expected to, materially or adversely affect the ability of Manager to enter into this Agreement or to carry out its obligations hereunder.

         (c) Neither the consummation of the transactions contemplated by this Agreement, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Manager is a party or by which it is bound, including without limitation, the underlying Management Agreements.

         (d) No approval of any third party (including any party to the Management Agreements or the holder of any lien, mortgage, deed of trust or other security in the Properties in effect as of the Effective Date of this Agreement) is required for Manager's execution, delivery and performance of this Agreement that has not been obtained prior to the execution hereof.

         (e) As of the Effective Date of this Agreement there are no defaults (or events which with the passage of time might become a default) under any of the Management Agreements, and the Management Agreements are in full force and effect.

         (f) Manager will timely exercise all renewal or extension periods contained in the Management Agreements pursuant to the terms of such Management Agreements, provided said exercise is then commercially reasonable.

         SECTION 5.2 CONSULTANT. Consultant, in order to induce Manager to enter into this Agreement, hereby represents and warrants as follows:

         (a) The execution of this Agreement is permitted by the Articles of Incorporation and Bylaws of Consultant and this Agreement has been duly authorized, executed and delivered on behalf of Consultant and constitutes the legal, valid and binding obligation of Consultant enforceable in accordance with the terms hereof.

         (b) There is no claim, litigation, proceeding or governmental investigation pending, or, to the best knowledge and belief of Consultant, threatened against or relating to



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Consultant which does, or may reasonably be expected to, materially or adversely affect the ability of Consultant to enter into this Agreement or to carry out its obligations hereunder.

         (c) Neither the consummation of the transactions contemplated by this Agreement, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Consultant is a party or by which it is bound.

         SECTION 5.3 No approval of any third party is required for Consultant's execution, delivery and performance of this Agreement that has not been obtained prior to the execution hereof.

                                   ARTICLE VI
                                    COVENANTS

         SECTION 6.1 MANAGER. Manager covenants to Consultant as follows:

         (a) Manager shall not cause or take any action or omit to take any action to terminate, or otherwise agree or permit the termination, in contravention of, directly or indirectly, the terms of the Management Agreements without the prior written consent of Consultant, which consent may be provided or withheld within the sole discretion of Consultant; provided however, Manager shall provide prompt notice to Consultant of any notice of a termination or of the intent to terminate pursuant to and in accordance with the terms of the applicable Management Agreement in effect as of the Effective Date.

         (b) There shall be no modification or amendment of, or waivers or adjustments to, the Management Agreements that could, in the reasonable discretion of Consultant, (a) have a negative economic impact on the Total Management Fee or the Consulting Fee, or (b) materially increase the Services or the cost of providing the Services, without the prior written consent of Consultant.

         (c) Manager shall not pledge or otherwise encumber that part of the Total Management Fee represented by the Consulting Fee payable under the Management Agreements.

         SECTION 6.2 CONSULTANT. Consultant covenants to Manager that, except with the prior approval of Manager, Consultant shall not communicate with the representatives, employees or personnel of the investment partner or partners of Manager in the Properties who are not otherwise affiliates of Manager, other than the employees, personnel or representatives of Manager.

                                  ARTICLE VII
                           SUBSTITUTION OF A PROPERTY

The parties agree that during the first five (5) years of this Agreement, in the event any of the Properties is sold or otherwise disposed of pursuant to and in accordance with the terms of the applicable Management Agreement which results in the termination of such applicable Management Agreement, Manager shall have the right, at its election and in its sole and absolute



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discretion (without obligation) to designate and substitute another management agreement covering another property (the "Substitute"), which is reasonably comparable to the Management Agreement which was terminated, and the Substitute shall thereafter be deemed a Management Agreement, as defined in and for all purposes under, this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 ENTIRE AGREEMENT. THIS AGREEMENT SETS FORTH ALL OF THE PROMISES, AGREEMENTS, CONDITIONS, UNDERSTANDINGS, WARRANTIES AND REPRESENTATIONS AMONG THE PARTIES WITH RESPECT TO THE SERVICES AND TRANSACTIONS CONTEMPLATED HEREBY, AND SUPERCEDES ALL PRIOR AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES HERETO, WHETHER WRITTEN , ORAL OR OTHERWISE. THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERSTANDING, WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, AMONG THE PARTIES CONCERNING THE SUBJECT HEREOF EXCEPT AS SET FORTH HEREIN.

         SECTION 8.2 NO ASSIGNMENT. This Agreement may not be assigned by Manager or Consultant without the prior written consent of the other party, except that if this Agreement is assigned by Consultant to Ashford Hospitality Trust, Inc., a Maryland corporation (the "REIT") or any subsidiary of the REIT, and such assignment is consented to by Manager, then the REIT (or its assignee) may, without prior consent, further assign this Agreement to any of its wholly-owned subsidiaries that is a taxable real estate investment trust subsidiary or if, necessary to satisfy REIT requirements and to maintain its REIT status, any other entity.

         SECTION 8.3 CONFIDENTIALITY. Consultant will not, either during the Term of this Agreement or thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of Manager in any way acquired or used by Consultant during its engagement by Manager. Confidential information, knowledge or data of Manager shall not include any information that is or becomes generally available to the public other than as a result of a disclosure by Consultant.

         SECTION 8.4 RIGHTS OF CONSULTANT TO STAY AT PROPERTIES. The executives, officers, directors and principals of Consultant shall be permitted the right to stay at the hotels located on the Properties on a "space available" basis. Charges for each such stay shall be consistent and in accordance with the policy under the applicable Management Agreement.

         SECTION 8.5 VALIDITY.

         (a) In the event any of the provisions of this Agreement are held to be in conflict with any rule of law, statutory provision or policy, or otherwise unenforceable under the laws or regulations of any applicable jurisdiction within the United States of America, or any governmental subdivision or agency thereof, such provisions shall be deemed stricken from this Agreement.



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         (b) Any invalidity or unenforceability described in subsection (a) of this Section 8.5 shall not invalidate any of the other provisions of this Agreement, and this Agreement shall continue in full force and effect.

         SECTION 8.6 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Manager and Consultant and their respective heirs, administrators, executors, successors and permitted assigns. This Agreement shall not become effective until it has been executed by all parties hereto.

         SECTION 8.7 MODIFICATION AND WAIVER.

         (a) Subject to the specific exceptions set out in this Agreement, any waiver, modification or amendment of any provision of this Agreement shall be effective only if in written form signed by the party or parties affected by such modification or agreement.

         (b) Each waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect at any other time.

         (c) No delay or omission or failure to exercise any right or remedy provided for in this Agreement shall be deemed to be a waiver of the right or remedy or acquiescence to the event giving rise to such right or remedy.

         (d) Every right and remedy provided for in this Agreement may be exercised from time to time and so often as may be deemed expedient by the party exercising the right or remedy.

         SECTION 8.8 NO THIRD PARTY RIGHTS. This Agreement is entered into for the sole benefit of the parties hereto, their successors and permitted assigns. Nothing in this Agreement shall be deemed to create any right in any other person or entity not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

         SECTION 8.9 NO ASSUMPTION/INDEMNIFICATION. It is expressly understood and agreed that Consultant does not, with the undertaking of this engagement and performance of the Services hereunder, assume any of the obligations of Manager under the Management Agreements. Manager does hereby indemnify and hold Consultant harmless from and against the following (the "Indemnified Claims"):
(i) all claims, costs, liabilities or losses in any manner incurred in connection with the performance by Consultant of the Services hereunder, unless such Indemnified Claims arise solely by reason of Consultant's gross negligence or willful misconduct, (ii) all claims, costs, liabilities or losses incurred in connection with the employment of any employees by Manager, and (iii) all claims, costs, liabilities or losses attributable to the operation or management of the Properties, whether pursuant to the Management Agreements or otherwise.

         SECTION 8.10 HEADINGS AND REFERENCES. The headings of Articles and Sections in this Agreement are for convenience only and shall not be deemed to affect in any way the scope,



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intent or meaning of the provisions to which they refer. The references made in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement.

         SECTION 8.11 NOTICE.

         (a) Any written notice given under this Agreement by Manager or Consultant shall be given by prepaid Certified Mail, Return Receipt Requested, or by any nationally recognized overnight courier or by personal delivery or facsimile transmission, sent to the party to whom it is given at the address set out in below, or such other address as either party may direct by notice given in accordance with the provisions of this Section, to the attention of the following persons (or any subsequently duly designated substitutes):

         TO MANAGER:

                           Remington Hospitality, Inc.
                           14180 Dallas Parkway, Suite 900
                           Dallas, Texas 75254
                           Attention:  Monty Bennett
                           Phone No:  972.980.2700
                           Facsimile No.:  972.980.2705

         TO CONSULTANT:

                           Ashford Financial Corporation
                           14180 Dallas Parkway, Suite 700
                           Dallas, Texas 75254
                           Attention: Chief Financial Officer
                           Phone No:  972.490.9600
                           Facsimile No.:  972.490.9605

         (b) Unless otherwise provided in this Agreement, any notice or approval shall be deemed to have been given on the date of its actual receipt by the addressee, or on the third day following the date of its dispatch (if sent by United States first class mail), whichever occurs earlier.

         (c) Evidence that the notice or approval was duly posted or received shall be sufficient proof that the notice or approval was given, providing the requirements of this Section have been fully complied with.

         (d) In the event notice is not given in accordance with the provisions of this Section, notice shall be deemed received by the addressee on the date of its actual receipt.

         SECTION 8.12 GENDER. Reference in this Agreement to the male gender shall be deemed to include the female and neuter genders, unless otherwise stated or unless the circumstances eliminate such inclusion.



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         SECTION 8.13 FURTHER DOCUMENTS. The parties hereto agree to execute any and all documents, and to perform any and all other acts, reasonably necessary to accomplish the purposes of this Agreement.

         SECTION 8.14 GOVERNING LAW. THIS AGREEMENT AND ITS INTERPRETATION, VALIDITY AND PERFORMANCE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. IN THE EVENT ANY COURT OF LAW OF APPROPRIATE JUDICIAL AUTHORITY SHALL HOLD OR DECLARE THAT THE LAW OF ANOTHER JURISDICTION IS APPLICABLE, THIS AGREEMENT SHALL REMAIN ENFORCEABLE UNDER THE LAWS OF THE APPROPRIATE JURISDICTION. THE PARTIES HERETO AGREE THAT VENUE FOR ANY ACTION IN CONNECTION HEREWITH SHALL BE PROPER IN DALLAS COUNTY, TEXAS. EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT SITUATED IN ANY OF SUCH LOCATIONS AND WAIVES ANY OBJECTION WHICH IT MAY HAVE PERTAINING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

         SECTION 8.15 COUNTERPARTS. This Agreement may be signed in several counterparts, and each counterpart shall be deemed an original of this Agreement.


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         THIS AGREEMENT IS EXECUTED by the parties hereto as of the date first set forth above.

MANAGER:                              REMINGTON HOSPITALITY, INC., A TEXAS
                                      CORPORATION



                                      By:  /s/ Monty Bennett
                                           -------------------------------------
                                            Monty Bennett
                                            President



CONSULTANT:                           ASHFORD FINANCIAL CORPORATION,
                                      A TEXAS CORPORATION



                                      By:  /s/ David A. Brooks
                                           -------------------------------------
                                            David A. Brooks
                                            Executive Vice President